 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 8, 2016

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

As previously reported, on March 8, 2016, Amyris, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “ATM Agreement”) with FBR Capital Markets & Co. and MLV & Co. LLC (the “Agents”) under which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $50.0 million (the “ATM Shares”) from time to time through the Agents, acting as its sales agents, under the Company’s Registration Statement on Form S-3 (File No. 333-203216), effective April 15, 2015. The entry into the ATM Agreement was previously reported under Item 1.01 and Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2016, which Item 1.01 and Exhibit 10.1 are incorporated herein by reference.

On April 8, 2016, the Company filed a prospectus supplement, dated April 8, 2016 (the “ATM Prospectus Supplement”), with the SEC in connection with the offer, issuance and sale of the ATM Shares.

The Company is filing this Current Report on Form 8-K to provide a legal opinion of its counsel, Fenwick & West LLP, regarding the validity of the common stock offered by the ATM Prospectus Supplement, which opinion is filed herewith as Exhibit 5.01.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.01	Opinion of Fenwick & West LLP
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: April 8, 2016	By:	/s/ Nicholas Khadder
Nicholas Khadder
SVP, Corporate Secretary, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

5.01	Opinion of Fenwick & West LLP
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)